Exhibit 99.1

Paycom Software, Inc. Reports Second Quarter 2026 Results

Second Quarter Total Revenues of $531 million, up 10% year-over-year

Second Quarter GAAP Net Income of $107 million, representing 20% of total revenues, or $2.34 per diluted share

Second Quarter Non-GAAP Net Income of $128 million, or $2.78 per diluted share

Second Quarter Adjusted EBITDA of $235 million, representing 44% of total revenues

OKLAHOMA CITY – August 5, 2026 – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended June 30, 2026.

“Our strong second-quarter results came in ahead of expectations, reflecting the strength of our automation strategy and disciplined execution,” said Paycom’s founder and CEO, Chad Richison. “We are building strong momentum through new product innovation and continued automation across our platform. With these strong results we are raising our full year outlook.”

Financial Highlights for the Second Quarter of 2026

Total Revenues of $531.2 million represented a 9.8% increase compared to total revenues of $483.6 million in the same period last year. Recurring and other revenues of $505.2 million increased 11.0% from the comparable prior year period and constituted 95.1% of total revenues.

GAAP Net Income was $107.4 million, or $2.34 per diluted share, compared to GAAP net income of $89.5 million, or $1.58 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $127.7 million, or $2.78 per diluted share, compared to $116.6 million, or $2.06 per diluted share, in the same period last year.

Adjusted EBITDA1 was $235.0 million, compared to $198.3 million in the same period last year.

Cash and Cash Equivalents were $198.0 million as of June 30, 2026, compared to $370.0 million as of December 31, 2025. During the quarter ended June 30, 2026, Paycom paid $17.9 million in cash dividends and repurchased 2,570,072 shares of common stock for $345.9 million, in the aggregate.

1Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the year ending December 31, 2026.

Total revenue in the range of $2.197 billion to $2.212 billion, representing year-over-year growth between 7% and 8%.

Recurring and other revenue growth between 8% and 9% year over year.

Interest on funds held for clients of approximately $105 million.

Adjusted EBITDA in the range of $1.007 billion to $1.022 billion, representing a margin of approximately 46% at the midpoint.

We have not reconciled the forward-looking adjusted EBITDA ranges and adjusted EBITDA margin presented above and discussed on the teleconference call to net income, and have not reconciled any other forward-looking non-GAAP metrics that may be discussed on the teleconference call, including free cash flow margin and non-GAAP effective income tax rate, to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, capital expenditures, changes in working capital and other items. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted

EBITDA margin to net income margin, the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate, and the forward-looking free cash flow margin to operating cash flow margin are not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin, non-GAAP effective income tax rate, free cash flow and free cash flow margin. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and any loss on the extinguishment of debt, less any gain on modification of the naming rights agreement, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and any loss on the extinguishment of debt, less any gain on modification of the naming rights agreement, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, (viii) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments, (ix) free cash flow as net cash provided by operating activities, less purchases of property and equipment and purchases of intangible assets (if any), and (x) free cash flow margin as free cash flow (calculated as described in clause (ix)) divided by total revenues. The terms “capital expenditures” and “cap ex” refer to the aggregate amount of purchases of property and equipment and purchases of intangible assets, if any, during the applicable period. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, paying dividends, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses, total research and development costs, GAAP effective income tax rate and net cash provided by operating activities. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies, and other companies may not calculate such measures in the same manner as we do.

Conference Call Details

In conjunction with this announcement, Paycom will host a conference call today, August 5, 2026, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 461-5787 and provide 911359368 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

Paycom Software, Inc. (NYSE: PAYC) is a cloud-based human capital management software provider that allows organizations of all sizes across the U.S. and internationally to set numerous HR and payroll tasks to “automatic” through employee-first technology. Built on a truly single database, Paycom’s full-solution automation manages the entire employment life cycle, helping organizations streamline processes and improve data accuracy. With its industry-first AI engine, IWant™, Paycom provides instant access to accurate employee data without requiring users to navigate or learn the software. For over 25 years, Paycom has been repeatedly recognized by third‑party reviewers as a leading payroll and HCM solution.

Financial Presentation

Dollar amounts are presented in millions, except amounts per share. As a result, some amounts may not sum or recalculate exactly due to rounding. All percentages have been calculated using unrounded amounts.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to our estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; competition; trends, opportunities and risks affecting our business, industry and financial results, including macroeconomic factors; future expansion or growth plans and potential for future growth, including internationally; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the return on investment for users of our solution, as well as how certain applications may impact client employee usage and client satisfaction; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how the performance of certain of our offerings is sensitive to changes in the labor market; our plan to expand our sales capacity and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our facilities; our plans to pay cash dividends; our plans to repurchase shares of our common stock through a stock repurchase plan using cash and/or borrowings under our senior secured revolving credit facility; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements are based only on information currently available to us, speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Unaudited Consolidated Balance Sheets

(in millions, except per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$198.0	$370.0
Accounts receivable	53.5	44.9
Prepaid expenses	53.6	47.5
Inventory	1.7	1.7
Income tax receivable	3.4	78.2
Deferred contract costs	166.8	159.5
Current assets before funds held for clients	476.8	701.8
Funds held for clients	3,006.1	5,137.0
Total current assets	3,482.9	5,838.8
Property and equipment, net	644.7	687.3
Intangible assets, net	30.6	37.4
Goodwill	51.9	51.9
Long-term deferred contract costs	871.3	857.4
Operating lease right-of-use assets	79.4	89.4
Other assets	41.5	36.5
Total assets	$5,202.4	$7,598.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7.6	$6.6
Accrued commissions and bonuses	24.9	28.2
Accrued payroll and vacation	46.6	60.1
Deferred revenue	30.8	28.3
Operating lease liabilities	28.8	28.4
Accrued expenses and other current liabilities	98.6	79.8
Current liabilities before client funds obligation	237.2	231.4
Client funds obligation	3,005.8	5,137.0
Total current liabilities	3,243.1	5,368.4
Deferred income tax liabilities, net	305.1	304.4
Long-term deferred revenue	122.1	121.9
Long-term debt	900.0	—
Long-term operating lease liabilities	54.0	61.9
Other long-term liabilities	6.6	10.6
Total long-term liabilities	1,387.9	498.8
Total liabilities	4,630.9	5,867.2
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100.0 shares authorized, 64.0 and 63.6 shares issued at June 30, 2026 and December 31, 2025, respectively; 44.3 and 54.8 shares outstanding at June 30, 2026 and December 31, 2025, respectively)	0.6	0.6
Additional paid-in capital	904.7	878.4
Retained earnings	2,484.0	2,255.6
Accumulated other comprehensive earnings (loss)	(0.5)	0.3
Treasury stock, at cost (19.7 and 8.8 shares at June 30, 2026 and December 31, 2025, respectively)	(2,817.4)	(1,403.4)
Total stockholders’ equity	571.5	1,731.5
Total liabilities and stockholders’ equity	$5,202.4	$7,598.7

Paycom Software, Inc.

Unaudited Consolidated Statements of Comprehensive Income

(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Recurring and other	$505.2	$455.1	$1,049.2	$955.1
Interest on funds held for clients	26.0	28.5	53.9	59.0
Total revenues	531.2	483.6	1,103.1	1,014.1
Cost of revenues
Operating expenses	64.6	68.4	127.5	134.8
Depreciation and amortization	24.5	19.1	48.9	37.4
Total cost of revenues	89.1	87.5	176.4	172.2
Administrative expenses
Sales and marketing	118.8	116.0	236.4	226.9
Research and development	51.9	74.8	112.6	137.1
General and administrative	77.3	70.2	146.6	135.9
Depreciation and amortization	25.6	22.8	52.3	44.5
Total administrative expenses	273.6	283.8	547.9	544.4
Total operating expenses	362.7	371.3	724.4	716.6
Operating income	168.5	112.3	378.7	297.5
Interest expense	(10.5)	(0.8)	(14.5)	(1.6)
Other income (expense), net	(1.1)	5.7	8.0	11.6
Income before income taxes	156.9	117.2	372.1	307.5
Provision for income taxes	49.5	27.7	109.0	78.6
Net income	$107.4	$89.5	$263.1	$228.9
Earnings per share, basic	$2.34	$1.59	$5.43	$4.08
Earnings per share, diluted	$2.34	$1.58	$5.43	$4.06
Weighted average shares outstanding:
Basic	45.8	56.1	48.4	56.0
Diluted	45.9	56.5	48.5	56.3
Comprehensive earnings:
Net income	$107.4	$89.5	$263.1	$228.9
Unrealized net gains (losses) on available-for-sale securities	(0.2)	(0.1)	(0.8)	0.6
Tax effect	0.3	0.3	0.1	0.1
Other comprehensive income (loss), net of tax	0.1	0.2	(0.7)	0.7
Comprehensive earnings	$107.5	$89.7	$262.4	$229.6

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in millions)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$263.1	$228.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101.2	81.9
Stock-based compensation expense	31.6	60.6
Amortization of debt issuance costs	0.6	0.5
Loss on disposition of property and equipment	5.8	—
Accretion of discount on available-for-sale securities	(1.8)	(4.9)
Non-cash marketing expense	0.1	0.8
Deferred income taxes, net	0.9	0.7
Gain on modification of naming rights agreement	(9.0)	—
Other	(0.2)	0.5
Changes in operating assets and liabilities:
Accounts receivable	(6.7)	(0.7)
Prepaid expenses	(11.0)	(11.5)
Inventory	—	(0.2)
Other assets	2.3	(0.2)
Deferred contract costs	(21.8)	(45.4)
Income taxes, net	74.8	5.6
Accounts payable	0.7	(3.6)
Accrued commissions and bonuses	(3.3)	(6.7)
Accrued payroll and vacation	(13.5)	—
Deferred revenue	2.7	5.1
Accrued expenses and other liabilities	8.6	(8.0)
Net change in operating right-of-use assets and operating lease liabilities	2.6	1.6
Net cash provided by operating activities	427.6	305.0
Cash flows from investing activities
Purchases of investments from funds held for clients	(166.6)	(465.8)
Proceeds from investments from funds held for clients	167.0	—
Purchases of property and equipment	(54.9)	(99.4)
Net cash used in investing activities	(54.5)	(565.2)
Cash flows from financing activities
Proceeds from borrowings under credit facility	900.0	—
Payment of debt issuance costs	(8.1)	—
Repurchases of common stock	(1,389.7)	—
Withholding taxes paid related to net share settlements	(16.6)	(37.8)
Dividends paid	(35.5)	(42.9)
Proceeds from employee stock purchase plan	4.4	—
Net change in client funds obligation	(2,131.2)	(2,048.8)
Net cash used in financing activities	(2,676.7)	(2,129.5)
Decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(2,303.6)	(2,389.7)
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	5,132.5	4,042.8
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,828.9	$1,653.1

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows, continued

(in millions)

	Six Months Ended June 30,
	2026	2025
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$198.0	$532.2
Restricted cash included in funds held for clients	2,631.0	1,120.9
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,828.9	$1,653.1

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$2.9	$11.4
Stock-based compensation for capitalized software	$1.1	$13.7
Right-of-use assets obtained in exchange for operating lease liabilities	$1.6	$5.3

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income to adjusted EBITDA:
Net income	$107.4	$89.5	$263.1	$228.9
Interest expense	10.5	0.8	14.5	1.6
Provision for income taxes	49.5	27.7	109.0	78.6
Depreciation and amortization	50.1	41.9	101.2	81.9
EBITDA	217.5	159.9	487.8	390.9
Non-cash stock-based compensation expense	17.6	38.4	31.6	60.6
Gain on modification of naming rights agreement	—	—	(9.0)	—
Adjusted EBITDA	$235.0	$198.3	$510.4	$451.6
Net income margin	20.2%	18.5%	23.9%	22.6%
Adjusted EBITDA margin	44.2%	41.0%	46.3%	44.5%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income to non-GAAP net income:
Net income	$107.4	$89.5	$263.1	$228.9
Non-cash stock-based compensation expense	17.6	38.4	31.6	60.6
Gain on modification of naming rights agreement	—	—	(9.0)	—
Income tax effect on non-GAAP adjustments	2.8	(11.3)	3.3	(15.2)
Non-GAAP net income	$127.7	$116.6	$289.0	$274.3

Weighted average shares outstanding:
Basic	45.8	56.1	48.4	56.0
Diluted	45.9	56.5	48.5	56.3

Earnings per share, basic	$2.34	$1.59	$5.43	$4.08
Earnings per share, diluted	$2.34	$1.58	$5.43	$4.06
Non-GAAP net income per share, basic	$2.79	$2.08	$5.97	$4.89
Non-GAAP net income per share, diluted	$2.78	$2.06	$5.96	$4.87

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$2.34	$1.59	$5.43	$4.08
Non-cash stock-based compensation expense	0.38	0.68	0.65	1.08
Gain on modification of naming rights agreement	—	—	(0.19)	—
Income tax effect on non-GAAP adjustments	0.06	(0.20)	0.07	(0.27)
Non-GAAP net income per share, basic	$2.79	$2.08	$5.97	$4.89

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$2.34	$1.58	$5.43	$4.06
Non-cash stock-based compensation expense	0.38	0.68	0.65	1.08
Gain on modification of naming rights agreement	—	—	(0.19)	—
Income tax effect on non-GAAP adjustments	0.06	(0.20)	0.07	(0.27)
Non-GAAP net income per share, diluted	$2.78	$2.06	$5.96	$4.87

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted gross profit:
Total revenues	$531.2	$483.6	$1,103.1	$1,014.1
Less: Total cost of revenues	(89.1)	(87.5)	(176.4)	(172.2)
Total gross profit	442.1	396.1	926.6	841.9
Plus: Non-cash stock-based compensation expense	2.0	6.2	4.2	9.4
Total adjusted gross profit	$444.1	$402.3	$930.8	$851.3
Gross margin	83.2%	81.9%	84.0%	83.0%
Adjusted gross margin	83.6%	83.2%	84.4%	83.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted sales and marketing expenses:
Sales and marketing expenses	$118.8	$116.0	$236.4	$226.9
Less: Non-cash stock-based compensation expense	(3.8)	(6.6)	(7.9)	(12.5)
Adjusted sales and marketing expenses	$115.0	$109.4	$228.5	$214.4

Total revenues	$531.2	$483.6	$1,103.1	$1,014.1
Sales and marketing expenses as a % of revenues	22.4%	24.0%	21.4%	22.4%
Adjusted sales and marketing expenses as a % of revenues	21.6%	22.6%	20.7%	21.1%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted total administrative expenses:
Total administrative expenses	$273.6	$283.8	$547.9	$544.4
Less: Non-cash stock-based compensation expense	(15.6)	(32.2)	(27.5)	(51.2)
Adjusted total administrative expenses	$258.0	$251.6	$520.5	$493.2

Total revenues	$531.2	$483.6	$1,103.1	$1,014.1
Total administrative expenses as a % of revenues	51.5%	58.7%	49.7%	53.7%
Adjusted total administrative expenses as a % of revenues	48.6%	52.0%	47.2%	48.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted research and development expenses:
Research and development expenses	$51.9	$74.8	$112.6	$137.1
Less: Non-cash stock-based compensation expense	(0.9)	(12.6)	(0.9)	(19.5)
Adjusted research and development expenses	$51.0	$62.2	$111.8	$117.6

Total revenues	$531.2	$483.6	$1,103.1	$1,014.1
Research and development expenses as a % of revenues	9.8%	15.5%	10.2%	13.5%
Adjusted research and development expenses as a % of revenues	9.6%	12.9%	10.1%	11.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total research and development costs:
Capitalized research and development costs	$15.6	$36.9	$41.0	$70.7
Research and development expenses	51.9	74.8	112.6	137.1
Total research and development costs	$67.6	$111.7	$153.6	$207.8

Total revenues	$531.2	$483.6	$1,103.1	$1,014.1
Total research and development costs as a % of revenues	12.7%	23.1%	13.9%	20.5%

Adjusted total research and development costs:
Total research and development costs	$67.6	$111.7	$153.6	$207.8
Less: Capitalized non-cash stock-based compensation	(0.8)	(8.5)	(1.1)	(13.7)
Less: Non-cash stock-based compensation expense	(0.9)	(12.6)	(0.9)	(19.5)
Adjusted total research and development costs	$65.9	$90.7	$151.6	$174.5

Total revenues	$531.2	$483.6	$1,103.1	$1,014.1
Adjusted total research and development costs as a % of revenues	12.4%	18.8%	13.7%	17.2%

	Six Months Ended June 30,
	2026	2025
Free cash flow and free cash flow margin:
Net cash provided by operating activities	$427.6	$305.0
Purchases of property and equipment	(54.9)	(99.4)
Free cash flow	$372.7	$205.6
Operating cash flow margin	38.8%	30.1%
Free cash flow margin	33.8%	20.3%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Non-cash stock-based compensation expense:
Operating expenses	$2.0	$6.2	$4.2	$9.4
Sales and marketing	3.8	6.6	7.9	12.5
Research and development	0.9	12.6	0.9	19.5
General and administrative	10.8	13.0	18.7	19.2
Total non-cash stock-based compensation expense	$17.6	$38.4	$31.6	$60.6

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.